Carriage Services Announces First Quarter 2023 Results
Conference call on Thursday, May 4, 2023 at 9:30 a.m. central time.
HOUSTON - May 3, 2023 - (GLOBE NEWSWIRE) Carriage Services, Inc. (NYSE: CSV) today announced its financial results for the first quarter ended March 31, 2023.
Company Highlights:
•Outperformed first quarter 2023 financial expectations amid uncertainty against an elevated COVID-19 first quarter 2022 comparable;
•Cemetery operating revenue increased to $21.6 million, or ~6%, driven by growth in preneed sales;
•Closed the acquisition of Greenlawn Funeral Homes and Cemeteries (2022 revenue of ~$18 million), gaining access to ~40% of market share in Bakersfield, California by adding three funeral homes, two cemeteries, and a cremation focused business;
•Appointed Kian Granmayeh as Executive Vice President, Chief Financial Officer and Treasurer; and
•Reaffirms full-year 2023 outlook of $375-$385 million in total revenue, adjusted consolidated EBITDA of $110-$115 million, adjusted diluted earnings per share of $2.25-$2.40 and adjusted free cash flow of $50-60 million.
Mel Payne, Chairman and CEO, stated, “As we concluded the first quarter of the year, I am very excited with where we are at Carriage, especially with the recent strategic acquisition of Greenlawn Funeral Homes and Cemeteries. Moreover, our capital allocation efforts on paying down debt through the execution of our High Performance and Credit Profile Restoration Plan (“HPCPRP”), successful integration of recent acquisitions, increased momentum within our High Performance sales organization, and the addition of Kian to our senior executive team as the final member of our Strategic Vision and Principles Group, brings tremendous excitement about the High Performance Possibilities to come this year and beyond. As communicated previously, we had indicated that the first quarter of this year, compared to the same period the prior year, would generally be challenged by the all-time high financial performance driven by the impact of the COVID-19 pandemic in the first quarter of last year. However, we ended the quarter above our internal expectations. With all the critical strategic pieces in place, we believe we are poised to deliver long-term value and High Performance, and we are confident that we will meet or exceed our previously disclosed full-year 2023 outlook, and 2024 HPCPRP performance metrics,” concluded Mr. Payne.
FINANCIAL HIGHLIGHTS

	Three Months Ended March 31,
(000’s except margins and EPS)	2022	2023

GAAP Metrics:
Total revenue	$98,161	$95,514
Net income	$16,402	$8,844
Net income margin	16.7%	9.3%
Diluted EPS	$1.00	$0.57
Cash provided by operating activities	$15,801	$25,869

Non-GAAP Metrics(1):
Adjusted consolidated EBITDA	$32,476	$27,785
Adjusted consolidated EBITDA margin	33.1%	29.1%
Adjusted diluted EPS	$0.92	$0.56
Adjusted free cash flow	$12,357	$17,025

(1)	We present both GAAP and non-GAAP measures to provide investors with additional information. We believe that providing these non-GAAP measures along with GAAP measures allows for increased comparability of our ongoing performance from period to period. The most comparable GAAP measures to the Non-GAAP measures presented in this table can be found in the Reconciliation of Non-GAAP Financial Measures section of this press release.

•Revenue for the three months ended March 31, 2023 decreased $2.6 million compared to the three months ended March 31, 2022, as we experienced an 8.1% decrease in funeral contract volume, which was partially offset by a 2.4% increase in the average revenue per funeral contract and a 5.3% increase in the number of preneed interment rights (property) sold, while the average price per interment right sold remained flat.
•Net income for the three months ended March 31, 2023 decreased $7.6 million compared to the three months ended March 31, 2022, primarily due to the following: (1) a $3.4 million decrease in gross profit, (2) a $3.0 million increase in interest expense, (3) a $1.6 million increase in general and administrative expenses, (4) a $1.2 million impact from divestitures, disposals and insurance reimbursements, offset by (5) a $1.6 million decrease in income tax expense.
CALL AND INVESTOR RELATIONS CONTACT
Carriage Services has scheduled a conference call for tomorrow, May 4, 2023 at 9:30 a.m. central time. To participate live over the phone via audio conferencing click link or live over the Internet via webcast click link. An audio archive of the call will be available on demand via the Company's website at www.carriageservices.com. For any investor relations questions, please email InvestorRelations@carriageservices.com.

CARRIAGE SERVICES, INC.
CONDENSED OPERATING AND FINANCIAL TREND REPORT
(in thousands - except per share amounts)

	Three Months Ended March 31,
	2022	2023
Funeral operating revenue	$70,212	$66,463
Cemetery operating revenue	20,475	21,605
Financial revenue	5,663	6,221
Ancillary revenue	1,070	1,057
Divested/planned divested revenue	741	168
Total revenue	$98,161	$95,514

Funeral operating EBITDA	$31,273	$26,628
Funeral operating EBITDA margin	44.5%	40.1%

Cemetery operating EBITDA	8,595	8,393
Cemetery operating EBITDA margin	42.0%	38.8%

Financial EBITDA	5,234	5,881
Financial EBITDA margin	92.4%	94.5%

Ancillary EBITDA	221	146
Ancillary EBITDA margin	20.7%	13.8%

Divested/planned divested EBITDA	131	2
Divested/planned divested EBITDA margin	17.7%	1.2%
Total field EBITDA	$45,454	$41,050
Total field EBITDA margin	46.3%	43.0%

Total overhead	$13,146	$13,265
Overhead as a percentage of revenue	13.4%	13.9%

Consolidated EBITDA	$32,308	$27,785
Consolidated EBITDA margin	32.9%	29.1%

Other expenses and interest
Depreciation & amortization	$4,783	$4,769
Non-cash stock compensation	1,607	2,141
Interest expense	5,542	8,539
Net loss on divestitures	703	82
Net (gain) loss on insurance reimbursements	(1,899)	271
Other, net	88	(363)
Pretax income	$21,484	$12,346
Net tax expense	5,082	3,502
Net income	$16,402	$8,844
Special items(1)	$(1,561)	$(177)
Tax effect on special items	(273)	(51)
Adjusted net income	$15,114	$8,718
Adjusted net income margin	15.4%	9.1%

Adjusted basic earnings per share	$0.99	$0.58
Adjusted diluted earnings per share	$0.92	$0.56

GAAP basic earnings per share	$1.07	$0.59
GAAP diluted earnings per share	$1.00	$0.57

Weighted average shares o/s - basic	15,244	14,758
Weighted average shares o/s - diluted	16,369	15,468

Reconciliation of Consolidated EBITDA to Adjusted consolidated EBITDA
Consolidated EBITDA	$32,308	$27,785
Disaster recovery and pandemic costs	168	—
Adjusted consolidated EBITDA	$32,476	$27,785
Adjusted consolidated EBITDA margin	33.1%	29.1%

(1)	A detail of our Special items presented in this table can be found in the Reconciliation of Non-GAAP Financial Measures section of this press release.

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands)

	December 31, 2022	March 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,170	$1,293
Accounts receivable, net	24,458	23,887
Inventories	7,613	9,533
Prepaid and other current assets	4,733	8,988
Total current assets	37,974	43,701
Preneed cemetery trust investments	95,065	86,459
Preneed funeral trust investments	104,553	101,366
Preneed cemetery receivables, net	26,672	26,690
Receivables from funeral preneed trusts, net	19,976	20,346
Property, plant and equipment, net	278,106	289,313
Cemetery property, net	104,170	113,298
Goodwill	410,137	423,749
Intangible and other non-current assets, net	32,930	37,254
Operating lease right-of-use assets	17,060	17,486
Cemetery perpetual care trust investments	66,307	65,322
Total assets	$1,192,950	$1,224,984
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of debt and lease obligations	$3,172	$3,455
Accounts payable	11,675	11,429
Accrued and other liabilities	30,621	34,910
Total current liabilities	45,468	49,794
Acquisition debt, net of current portion	3,438	3,404
Credit facility	188,836	211,880
Senior notes	395,243	395,406
Obligations under finance leases, net of current portion	4,743	4,641
Obligations under operating leases, net of current portion	17,315	17,395
Deferred preneed cemetery revenue	51,746	61,297
Deferred preneed funeral revenue	32,029	32,248
Deferred tax liability	48,820	48,642
Other long-term liabilities	3,065	938
Deferred preneed cemetery receipts held in trust	95,065	86,459
Deferred preneed funeral receipts held in trust	104,553	101,366
Care trusts’ corpus	65,495	64,352
Total liabilities	1,055,816	1,077,822
Commitments and contingencies:
Stockholders’ equity:
Common stock	264	266
Additional paid-in capital	238,780	239,962
Retained earnings	176,843	185,687
Treasury stock	(278,753)	(278,753)
Total stockholders’ equity	137,134	147,162
Total liabilities and stockholders’ equity	$1,192,950	$1,224,984

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2022	2023

Revenue:
Service revenue	$49,737	$48,207
Property and merchandise revenue	41,612	40,011
Other revenue	6,812	7,296
	98,161	95,514
Field costs and expenses:
Cost of service	22,104	23,477
Cost of merchandise	29,325	29,734
Cemetery property amortization	1,332	1,201
Field depreciation expense	3,297	3,357
Regional and unallocated funeral and cemetery costs	6,347	5,437
Other expenses	1,278	1,253
	63,683	64,459
Gross profit	34,478	31,055

Corporate costs and expenses:
General, administrative and other	8,560	10,180
Net loss on divestitures, disposals and impairment charges	767	241
Operating income	25,151	20,634

Interest expense	5,542	8,539
(Gain) loss on insurance reimbursements	(1,899)	271
Other, net	24	(522)
Income before income taxes	21,484	12,346
Expense for income taxes	5,704	3,568
Tax adjustment related to discrete items	(622)	(66)
Total expense for income taxes	5,082	3,502
Net income	$16,402	$8,844

Basic earnings per common share:	$1.07	$0.59
Diluted earnings per common share:	$1.00	$0.57

Dividends declared per common share:	$0.1125	$0.1125

Weighted average number of common and common equivalent shares outstanding:
Basic	15,244	14,758
Diluted	16,369	15,468

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Three Months Ended March 31,
	2022	2023
Cash flows from operating activities:
Net income	$16,402	$8,844
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,783	4,769
Provision for credit losses	837	699
Stock-based compensation expense	1,607	2,141
Deferred income tax expense (benefit)	76	(178)
Amortization of intangibles	318	321
Amortization of debt issuance costs	122	174
Amortization and accretion of debt	121	127
Net loss on divestitures, disposals and impairment charges	767	241
(Gain) loss on insurance reimbursements	(1,899)	271
Gain on sale of real property	—	(530)
Changes in operating assets and liabilities that provided (used) cash:
Accounts and preneed receivables	(504)	120
Inventories, prepaid and other current assets	2,913	884
Intangible and other non-current assets	(340)	(1,277)
Preneed funeral and cemetery trust investments	(201)	5,356
Accounts payable	(987)	(246)
Accrued and other liabilities	(9,999)	1,924
Deferred preneed funeral and cemetery revenue	628	8,132
Deferred preneed funeral and cemetery receipts held in trust	1,157	(5,903)
Net cash provided by operating activities	15,801	25,869

Cash flows from investing activities:
Acquisitions of businesses and real property	(2,575)	(44,000)
Proceeds from divestitures and sale of other assets	1,026	1,275
Proceeds from insurance reimbursements	676	421
Capital expenditures	(6,883)	(4,982)
Net cash used in investing activities	(7,756)	(47,286)

Cash flows from financing activities:
Borrowings from the credit facility	70,700	51,700
Payments against the credit facility	(51,900)	(28,800)
Payments on acquisition debt and obligations under finance leases	(100)	(127)
Proceeds from the exercise of stock options and employee stock purchase plan contributions	663	526
Taxes paid on restricted stock vestings and exercise of stock options	(289)	(98)
Dividends paid on common stock	(1,725)	(1,661)
Purchase of treasury stock	(25,655)	—
Net cash provided by (used in) financing activities	(8,306)	21,540

Net increase (decrease) in cash and cash equivalents	(261)	123
Cash and cash equivalents at beginning of period	1,148	1,170
Cash and cash equivalents at end of period	$887	$1,293

NON-GAAP FINANCIAL MEASURES
This press release uses Non-GAAP financial measures to present the financial performance of the Company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the Non-GAAP results are useful to investors to compare our results to previous periods, to provide insight into the underlying long-term performance trends in our business and to provide the opportunity to differentiate ourselves as the best consolidation platform in the industry against the performance of other funeral and cemetery companies.
Reconciliations of the Non-GAAP financial measures to GAAP measures are also provided in this press release.
The Non-GAAP financial measures used in this press release and the definitions of them used by the Company for our internal management purposes in this press release are described below.
•Special items are defined as charges or credits included in our GAAP financial statements that can vary from period to period and are not reflective of costs incurred in the ordinary course of our operations. The change in uncertain tax reserves and other was not tax effected. Special items were taxed at the operating tax rate.
•Adjusted net income is defined as net income after adjustments for special items that we believe do not directly reflect our core operations and may not be indicative of our normal business operations. Adjusted net income margin is defined as adjusted net income as a percentage of total revenue.
•Consolidated EBITDA is defined as net income before income taxes, interest expenses, non-cash stock compensation, depreciation and amortization, interest income and other, net. Consolidated EBITDA margin is defined as consolidated EBITDA as a percentage of total revenue.
•Adjusted consolidated EBITDA is defined as consolidated EBITDA after adjustments for special items that we believe do not directly reflect our core operations and may not be indicative of our normal business operations. Adjusted consolidated EBITDA margin is defined as adjusted consolidated EBITDA as a percentage of total revenue.
•Adjusted free cash flow is defined as cash provided by operating activities, adjusted by special items as deemed necessary, less cash for maintenance capital expenditures, which include facility repairs and improvements, equipment, furniture and vehicle purchases and information technology infrastructure improvements. Adjusted free cash flow margin is defined as adjusted free cash flow as a percentage of total revenue.
•Funeral operating EBITDA is defined as funeral gross profit, plus depreciation and amortization and regional and unallocated costs, less financial EBITDA, ancillary EBITDA and divested/planned divested EBITDA related to the Funeral Home segment. Funeral operating EBITDA margin is defined as funeral operating EBITDA as a percentage of funeral operating revenue.
•Cemetery operating EBITDA is defined as cemetery gross profit, plus depreciation and amortization and regional and unallocated costs, less financial EBITDA and divested/planned divested EBITDA related to the Cemetery segment. Cemetery operating EBITDA margin is defined as cemetery operating EBITDA as a percentage of cemetery operating revenue.
•Preneed cemetery sales is defined as cemetery property, merchandise and services sold prior to death.
•Financial EBITDA is defined as financial revenue, less the related expenses. Financial revenue and the related expenses are presented within Other revenue and Other expenses, respectively, on the Consolidated Statement of Operations. Financial EBITDA margin is defined as financial EBITDA as a percentage of financial revenue.
•Ancillary revenue is defined as revenues from our ancillary businesses, which include a flower shop, pet cremation business and online cremation business. Ancillary revenue and the related expenses are presented within Other revenue and Other expenses, respectively, on the Consolidated Statement of Operations.
•Ancillary EBITDA is defined as ancillary revenue, less expenses related to our ancillary businesses noted above. Ancillary EBITDA margin is defined as ancillary EBITDA as a percentage of ancillary revenue.
•Divested/planned divested revenue is defined as revenues from certain funeral home and cemetery businesses that we have divested and intend to divest.

•Divested/planned divested EBITDA is defined as divested/planned divested revenue, less field level and financial expenses related to the divested/planned divested businesses noted above. Divested/planned divested EBITDA margin is defined as divested/planned divested EBITDA as a percentage of divested/planned divested revenue.
•Adjusted basic earnings per share (EPS) is defined as GAAP basic earnings per share, adjusted for special items.
•Adjusted diluted earnings per share (EPS) is defined as GAAP diluted earnings per share, adjusted for special items.
Funeral Operating EBITDA and Cemetery Operating EBITDA
Our operations are reported in two business segments: Funeral Home operations and Cemetery operations. Our operating level results highlight trends in volumes, revenue, operating EBITDA (the individual business’ cash earning power/locally controllable business profit) and operating EBITDA margin (the individual business’ controllable profit margin).
Funeral operating EBITDA and cemetery operating EBITDA are defined above. Funeral and cemetery gross profit is defined as revenue less “field costs and expenses” — a line item encompassing these areas of costs: i) funeral and cemetery field costs, ii) field depreciation and amortization expense, and iii) regional and unallocated funeral and cemetery costs. Funeral and cemetery field costs include cost of service, funeral and cemetery merchandise costs, operating expenses, labor and other related expenses incurred at the business level.
Regional and unallocated funeral and cemetery costs presented in our GAAP statement consist primarily of salaries and benefits of our regional leadership, incentive compensation opportunity to our field employees and other related costs for field infrastructure. These costs, while necessary to operate our businesses as currently operated within our unique, decentralized platform, are not controllable operating expenses at the field level as the composition, structure and function of these costs are determined by executive leadership in the Houston Support Center. These costs are components of our overall overhead platform presented within consolidated EBITDA and adjusted consolidated EBITDA. We do not directly or indirectly “push down” any of these expenses to the individual business’ field level margins.
We believe that our “regional and unallocated funeral and cemetery costs” are necessary to support our decentralized, high performance culture operating framework, and as such, are included in consolidated EBITDA and adjusted consolidated EBITDA, which more accurately reflects the cash earning power of the Company as an operating and consolidation platform.
Usefulness and Limitations of These Measures
When used in conjunction with GAAP financial measures, our total EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are supplemental measures of operating performance that we believe are useful measures to facilitate comparisons to our historical consolidated and business level performance and operating results.
We believe our presentation of adjusted consolidated EBITDA, a key metric used internally by our management, provides investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because it excludes items that may not be indicative of our ongoing operating performance.
Our total field EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Our presentation is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Funeral operating EBITDA, cemetery operating EBITDA, financial EBITDA, ancillary EBITDA and divested/planned divested EBITDA are not consolidated measures of profitability.
Our total field EBITDA excludes certain costs presented in our GAAP statement that we do not allocate to the individual business’ field level margins, as noted above. A reconciliation to gross profit, the most directly comparable GAAP measure, is set forth below.

Consolidated EBITDA excludes certain items that we believe do not directly reflect our core operations and may not be indicative of our normal business operations. A reconciliation to net income, the most directly comparable GAAP measure, is set forth below.
Therefore, these measures may not provide a complete understanding of our performance and should be reviewed in conjunction with our GAAP financial measures. Carriage Services strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety and not rely on any single financial measure.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures, all of which are reflected in the tables below.
Reconciliation of Net Income to Consolidated EBITDA, Adjusted Consolidated EBITDA (in thousands) and Adjusted Consolidated EBITDA margin for the three months ended March 31, 2022 and 2023:

	Three Months Ended March 31,
	2022	2023
Net income	$16,402	$8,844
Total expense for income taxes	5,082	3,502
Income before income taxes	$21,484	$12,346

Depreciation & amortization	4,783	4,769
Non-cash stock compensation	1,607	2,141
Interest expense	5,542	8,539
Net loss on divestitures	703	82
Net (gain) loss on insurance reimbursements	(1,899)	271
Other, net	88	(363)
Consolidated EBITDA	$32,308	$27,785
Adjusted for:
Disaster recovery and pandemic costs	168	—
Adjusted consolidated EBITDA	$32,476	$27,785

Total revenue	$98,161	$95,514

Adjusted consolidated EBITDA margin	33.1%	29.1%
Special Items affecting Adjusted Net Income (in thousands) for the three months ended March 31, 2022 and 2023:

	Three Months Ended March 31,
	2022	2023
Net (gain) loss on divestitures and other costs	$703	$(448)
Net (gain) loss on insurance reimbursements	(1,899)	271
Disaster recovery and pandemic costs	168	—
Change in uncertain tax reserves and other	(533)	—
Total	$(1,561)	$(177)

Reconciliation of Gross Profit to Total Field EBITDA (in thousands) for the three months ended March 31, 2022 and 2023:

	Three Months Ended March 31,
	2022	2023
Gross profit (GAAP)	$34,478	$31,055
Cemetery property amortization	1,332	1,201
Field depreciation expense	3,297	3,357
Regional and unallocated funeral and cemetery costs	6,347	5,437
Total field EBITDA	$45,454	$41,050

Total revenue	98,161	95,514

Total field EBITDA margin	46.3%	43.0%

Gross profit margin	35.1%	32.5%
Reconciliation of GAAP Basic Earnings Per Share to Adjusted Basic Earnings Per Share for the three months ended March 31, 2022 and 2023:

	Three Months Ended March 31,
	2022	2023
GAAP basic earnings per share	$1.07	$0.59
Special items	(0.08)	(0.01)
Adjusted basic earnings per share	$0.99	$0.58
Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share for the three months ended March 31, 2022 and 2023:

	Three Months Ended March 31,
	2022	2023
GAAP diluted earnings per share	$1.00	$0.57
Special items	(0.08)	(0.01)
Adjusted diluted earnings per share	$0.92	$0.56
Reconciliation of Cash Provided by Operating Activities to Adjusted Free Cash Flow (in thousands) for the three months ended March 31, 2022 and 2023:

	Three Months Ended March 31,
	2022	2023
Cash provided by operating activities	$15,801	$25,869
Cash used for maintenance capital expenditures	(3,612)	(1,842)
Free cash flow	$12,189	$24,027

Plus: incremental special items:
Withdrawal from preneed cemetery trust investments(1)	$—	$(7,002)
Disaster recovery and pandemic costs	168	—
Adjusted free cash flow	$12,357	$17,025

(1)
During Q1 2023, we withdrew $7.0 million of realized capital gains and earnings from our preneed cemetery trust investments. In certain states, we are allowed to withdraw these funds prior to the delivery of preneed merchandise and service contracts. While the realized capital gains and earnings are not recognized as revenue, they increase our cash flow from operations.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements made herein or elsewhere by us, or on our behalf, other than statements of historical information, should be deemed to be forward-looking statements, which include, but are not limited to, statements regarding any projections of earnings, revenue, cash flow, investment returns, capital allocation, debt levels, equity performance, death rates, market share growth, overhead, or other financial items; any statements of the plans, strategies and objectives of management for future operations or financing activities, including, but not limited to, capital allocation, the ability to obtain credit or financing, organizational performance, anticipated integration, performance and other benefits of recently completed and anticipated acquisitions, and cost and debt reductions; any statements of the plans, timing and objectives of management for acquisition activities; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. Words such as “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “seek”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words may be used to identify forward-looking statements; however, the absence of these words does not mean that the statements are not forward-looking. While we believe these assumptions concerning future events are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenue and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions, except where specifically noted. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include but are not limited to: our ability to find and retain skilled personnel; the effects of our talent recruitment efforts, incentive and compensation plans and programs, including such effects on our Standards Operating Model and the Company’s operational and financial performance; our ability to execute our growth strategy; our ability to execute and meet the objectives of our High Performance and Credit Profile Restoration Plan, if at all; the execution of our Standards Operating, 4E Leadership and Strategic Acquisition Models; the effects of competition; changes in the number of deaths in our markets; changes in consumer preferences and our ability to adapt to or meet those changes; our ability to generate preneed sales, including implementing our cemetery portfolio sales strategy, product development and optimization plans; the investment performance of our funeral and cemetery trust funds; fluctuations in interest rates; the effects of inflation on our operational and financial performance, including the increased overall costs for our goods and services, the impact on customer preferences as a result of changes in discretionary income, and our ability, if at all, to mitigate such effects; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; our ability to meet the timing, objectives and expectations related to our capital allocation framework, including our forecasted rates of return, planned uses of free cash flow and future capital allocation, including share repurchases, potential strategic acquisitions, internal growth projects, dividend increases, or debt repayment plans; our ability to meet the projected financial and equity performance goals to our updated full year outlook, if at all; the timely and full payment of death benefits related to preneed funeral contracts funded through life insurance contracts; the financial condition of third-party insurance companies that fund our preneed funeral contracts; increased or unanticipated costs, such as merchandise, goods, insurance or taxes, and our ability to mitigate or minimize such costs, if at all; our level of indebtedness and the cash required to service our indebtedness; changes in federal income tax laws and regulations and the implementation and interpretation of these laws and regulations by the Internal Revenue Service; effects of the application of other applicable laws and regulations, including changes in such regulations or the interpretation thereof; the potential impact of epidemics and pandemics, such as the COVID-19 coronavirus, including any new or emerging public health threats, on customer preferences and on our business; government, social, business and other actions that have been and will be taken in response to pandemics, such as the COVID-19 coronavirus, including potential responses to any new or emerging public health threats; effects and expense of litigation; consolidation of the funeral and cemetery industry; our ability to identify and consummate strategic acquisitions, if at all, and successfully integrate acquired businesses with our existing businesses, including expected performance and financial improvements related thereto; economic, financial and stock market fluctuations; interruptions or security lapses of our information technology, including any cybersecurity or ransomware incidents; acts of war or terrorists acts and the governmental or military response to such acts; our failure to maintain effective control over financial reporting; and other factors and uncertainties inherent in the funeral and cemetery industry.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, and in other filings with the SEC, available at www.carriageservices.com. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of the applicable communication and we undertake no obligation to publicly update or revise any forward-looking statements except to the extent required by applicable law.